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                                                                     Exhibit 5.1

September 4, 2002

Board of Directors
CoSine Communications, Inc.
1200 Bridge Parkway
Redwood City, California 94065

     RE:  ISSUANCE OF SECURITIES ON FORM S-8 REGISTRATION STATEMENT


     This opinion is provided in connection with the filing on or about September 4, 2002, of the Registration Statement on Form S-8 with the Securities and Exchange Commission for the purpose of registering 17,225,190 shares of Common Stock, $.0001 par value, offered by CoSine Communications, Inc. (the "Company"), where 10,000,000 shares were or are to be offered pursuant to the Company's 2002 Stock Plan, 5,103,331 shares are to be offered pursuant to the Company's 2000 Stock Plan, 2,041,859 shares are to be offered pursuant to the Company's 2000 Employee Stock Purchase Plan and 80,000 shares are to be offered pursuant to the Company's 2000 Director Option Plan (the 2002 Stock Plan, the 2000 Stock Plan, the 2000 Employee Stock Purchase and the 2000 Director Option Plan collectively referred to herein as the "Plans").

     As counsel for the Company, I have examined, among other things, originals or copies identified to my satisfaction as being true copies of the above-referenced Registration Statement, Second Amended and Restated Certificate of Incorporation and Amended Bylaws of the Company, the corporate resolutions adopting the Plans, and other pertinent documents and instruments of the Company. In addition to such examination, I have obtained from Directors and Officers of the Company such other information and advice as I have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, and my examination and consideration of such other factual and legal matters as I have deemed appropriate in the premises, I am of the opinion that the shares to be registered are duly authorized and will, when issued and sold in accordance with the terms of the Plans and the stock options and restricted stock purchase rights granted under the Plans, be legally issued, fully paid and non-assessable.

     I consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the aforementioned Registration Statement.

                                              Very truly yours,

                                              /s/ Marc S. Bocci

                                              Marc S. Bocci
                                              Senior Director - Legal and
                                              Assistant Secretary